EXHIBIT 10.2
A    G    R    E    E    M    E    N    T

THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and executed effective this --27th day of January, 2006 ("Execution Date"), by, between, and among:

(1)	SIERRA PRECISION SERVICES LLC, a Nevada limited liability company ("Sierra" or "Seller");

(2)	CHAPEAU, INC., a Utah corporation doing business as BLUEPOINT ENERGY, INC. ("BluePoint" or "Buyer").

The foregoing individuals and / or entities may be referenced by the term "party" or "parties" in this Agreement where and whenever necessary.

R    E    C    I    T    A    L    S

WHEREAS, Seller is a Nevada limited liability company located at 20 Industrial Parkway; Mound House, Nevada 89706-7750; and

WHEREAS, Buyer is a Utah corporation with its principal place of business headquartered in California and located at 1190 Suncast Lane, Suite 2, El Dorado Hills, California 95762; and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to buy from Seller, certain business assets of Seller; and

WHEREAS, the parties wish to jointly and separately make certain representations, warranties, and agreements in connection with this Agreement, and also set forth certain conditions precedent to the Agreement's rights and obligations;

NOW THEREFORE, in consideration of the foregoing and mutual covenants, representations, and warranties contained in this Agreement, and intending to be legally bound, the parties agree to the following:

C    O    V    E    N    A    N    T    S

1.
ASSET PURCHASE AND SALE. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, on or before the Closing Date (defined below), all of the Seller's right, title, and interest in and to the assets listed on Schedule "A" ("Assets") (attached to this Agreement and incorporated into its terms by reference). For purposes of this Agreement, any Asset not itemized on Schedule "A" shall be an excluded Asset ("Excluded Asset"). Buyer shall not acquire any interest in an Excluded Asset under this Agreement.

2.
LIABILITIES. Except as this Agreement may otherwise specifically provide, Buyer shall not assume or become liable for any Seller debts, obligations, liabilities, or commitments, whether known or unknown, absolute, contingent, matured, unmatured, or otherwise, and whether related to Assets, including (without limitation) any employment, business, sales, or use tax relating to the Seller's business operations, use, and ownership before the Closing Date.

2.1.
Assumed Liabilities. On the Closing Date and at all times thereafter, Buyer shall not assume responsibility for the performance and satisfaction of any Seller executory obligation(s), liability(ies), or other such item(s) except as itemized on Schedule "B" ("Assumed Liabilities") (attached to this Agreement and incorporated into its terms by reference).

3.	PRICE. Buyer will pay Seller Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) for the Assets ("Purchase Price").

3.1.	Payment. Buyer will pay Seller the Purchase Price in US Dollars or their cash equivalent.

4.	ESCROW AND CLOSING.

4.1.
Escrow. Buyer and Seller agree to open an escrow account ("Escrow") with Tocchini & Associates PC ("Escrow Agent"), using Escrow Agent's client trust account. The Assets sale contemplated by this Agreement shall be conducted through Escrow according to this Agreement's terms. The parties will each execute and acknowledge any appropriate instructions, instruments, or other documents that the Escrow Agent may reasonably require to complete this Agreement's transaction(s).

4.2.
Buyer Deposit. Prior to or concurrent with the Closing, Buyer shall deposit Fifty Thousand Dollars ($ 50,000) ("Deposit") into Escrow to be credited towards the Purchase Price. The Deposit shall be paid to Seller as set forth below in Section 4.5.

4.3.
Closing Date. The Closing for this Agreement ("Closing") shall be January 27, 2006, ("Closing Date") or on such other time as the parties may mutually agree. At Closing, Seller shall convey Asset title to Buyer in the method provided by this Agreement. Pursuant to the provisions of Section 13.1, Closing is subject to the termination of the Agreement by either party if the Closing has not occurred on or before March 1, 2006.

4.4.	Seller's Closing Obligations. At Closing, Seller shall execute, acknowledge, and provide each of the following items to Buyer:

(a)
Bill of Sale. A duly executed bill of sale ("Bill of Sale"), in substantially the form as provided in Schedule "C" (attached to this Agreement and incorporated into its terms by reference), conveying to the Buyer, and the Buyer accepting, all of the Seller's right, title, and interest in and to the Assets set forth in Schedule "A."

(b)	Possession. Possession of all of the Assets.

(c)	Notice of Sale. To the extent required by law, Seller shall notify all of Seller's suppliers, utilities, vendors, and other parties with whom Seller has dealt, that Seller has sold the Assets.

(d)
Remaining Materials. All other instruments and documents of conveyance and transfer, including documents of title, as shall be necessary and effective to transfer, convey, and assign to Buyer at Closing all of Seller's right, title, and interest in and to the Assets, free and clear of any liens or encumbrance, as required by this Agreement's terms.

4.5.	Buyer's Closing Obligations. Buyer shall execute, acknowledge, and provide each of the following items to Seller:

(a)
Purchase Price. At Closing, Fifty-Thousand and no/100 Dollars ($50,000.00) of the Purchase Price will have been allocated to Seller as payment to settle claims and redeem equity pursuant to the terms of a Settlement and Equity Redemption Agreement, a copy of which is attached hereto and incorporated herein by reference as Exhibit "A". Further, at Closing, Buyer shall pay to Seller the balance of the Purchase Price according to the terms and conditions set forth in a concurrently-executed promissory note ("Note"). A copy of the Note is attached hereto and incorporated herein by reference as Exhibit "B".

(b)	Remaining Materials. All other instruments and documents necessary to consummate the transactions contemplated by this Agreement.

4.6.
Risk of Loss: Seller assumes all risk of loss, damage, injury, or destruction of any and all the Assets, by any cause whatsoever, at all times prior to the Closing. Buyer assumes all risk of loss, damage, injury, or destruction of any and all the Assets, by any cause whatsoever, at all times after the Closing.

4.7.
Material Loss Prior to Closing: In the event there is any material loss or damage to all or any portion of the Assets prior to the Closing, Buyer may either terminate this Agreement, or negotiate with Seller for a reduction in the Purchase Price to reflect the loss or damage.

5.
SELLER'S REPRESENTATIONS AND WARRANTIES. Seller warrants, represents, and covenants to Buyer that all of the following facts, circumstances, representations, and warranties are, and at all times up to and including the Closing will be, true and correct, and hereby acknowledges that such facts, circumstances, representations, and warranties constitute a material part of the basis upon which Buyer is induced to enter into and perform Buyer's obligations pursuant to this Agreement; each of the following representations, warranties, and covenants contained in this Section (5) shall survive the Closing and any investigation made by or on behalf of Buyer.

5.1.
Standing. Seller is a limited liability company, duly organized, validly existing, and in good standing under the laws of the state of its organization, and is qualified to transact business in the State of Nevada. A copy of Seller's Certificate of Good Standing is attached hereto and incorporated herein by reference as Exhibit "C" (Certificate of Good Standing).

5.2.
Authority. Seller has full legal power and authority to enter into and perform this Agreement. This Agreement has been duly authorized, executed, and delivered by Seller, and constitutes a legal, valid, and binding obligation of Seller, enforceable in accordance with the Agreement's terms; no consent of any federal, state, municipal, or other governmental authority is required by Seller for the execution, delivery or performance of this Agreement by Seller. No consent of any party to any contract or agreement to which Seller is a party or by which any of their respective property or assets are subject is required in connection with Seller's right, power, legal capacity, and authority to enter, execute, deliver, or perform this Agreement. A copy of Seller's minutes authorizing and ratifying this Agreement is attached hereto and incorporated herein by reference as Exhibit "D" (Unanimous Consent).

5.3.
Conflict. The execution and delivery of this Agreement will not violate or conflict with, breach, or constitute a default under (or give rise to any right of termination, cancellation, or acceleration under) the terms, conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement, or restriction of any kind to which Seller is a party or by which Seller or its properties may otherwise be bound, and will not result in the creation of any lien, security interest, or encumbrance on any of the Assets. The execution and delivery of this Agreement, the consummation by Seller of the transactions contemplated hereby, nor the compliance with any provisions hereof, will violate any statute, law, rule, regulation, order, judgment, writ, injunction, or decree of any court or governmental authority.

5.4.
Other Pending Proceedings. To the best of Seller's knowledge without any duty of investigation or inquiry, there are no actions, suits, proceedings, contingent liabilities, arbitrations, or claims now pending, or, to the best of Seller's knowledge, threatened against Seller or the Assets that would affect Seller's ability to fulfill its obligations under this Agreement or that would impair the value of the Assets.

5.5.
Undisclosed Liabilities. Seller is aware of no material liabilities or obligations of any nature relating to the Assets, whether fixed, contingent, matured, or unmatured, which are not shown or otherwise expressly disclosed in this Agreement, or within its attachments, except for liabilities and obligations arising in the ordinary course of business, none of which are materially adverse.

5.6.
Marketable Title. Seller has, and will have at Closing, good and marketable title to the Assets free and clear of all liens, charges, and encumbrances, and Seller will transfer such title, and possession, to Buyer at Closing.

5.7.
Contracts. Seller has provided Buyer with true and correct copies of all Contracts, if applicable. To Seller's knowledge, all of the Contracts are in full force and effect, have been duly executed by the parties, and neither Seller nor any other party is in default under any Contract.

5.8.	Tangible Property. All of the tangible items included in the Assets shall be in good and working order and condition as of Closing Date.

5.9.
Financial Statements, Taxes, and Figures. To the best of Seller's knowledge and belief, any financial statements provided to Buyer are accurate. Seller is not actually aware of any material inaccuracies in the financial statements, tax returns, information, facts, or figures which may have been provided by Seller to Buyer.

5.10.
Investigations. To the best of Seller's knowledge without any duty of investigation or inquiry, there are no investigations or disciplinary actions by any governmental agencies related to the Assets, or, to the best of Seller's knowledge, threatened against Seller or the Assets that would affect Seller's ability to fulfill its obligations under this Agreement or that would impair the value of the Assets.

5.11.
Violations of Law. To the best of Seller's knowledge without any duty of investigation or inquiry, there are no ongoing violations of any applicable federal, state, or local statutes or regulations related to the Assets, that would affect Seller's ability to fulfill its obligations under this Agreement or that would impair the value of the Assets.

5.12.
Insolvency Proceedings. Seller has not been the subject of bankruptcy filing, assignment for the benefit of creditors, or insolvency proceedings of any kind during the last two (2) years, nor has Seller consulted with any attorney or advisor regarding such proceedings during that time period.

5.13.
Tax Matters. To the best of Seller's knowledge, Seller has filed all federal, state, and local tax or related returns and reports due, or required to be filed, by appropriate law or regulation. The filed reports accurately and materially reflect in all respects the tax amounts. Seller has paid all amounts of taxes or assessments which would be delinquent if not paid as of this the Execution Date, other than those taxes or charges that are being contested in good faith or that have not yet been finally determined.

5.14.
Binding Obligation of Seller. This Agreement constitutes a valid and binding agreement by Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting, or affecting the enforcement of creditors' rights generally.

5.15.
Full Disclosure. At the Execution Date, and at all times after, until Closing, Seller will disclose to Buyer all known events, conditions, and facts that materially affect the Assets. Seller has not and will not, at the Execution Date, or any time until Closing, withhold disclosure of any events, conditions, or facts of which it actually has knowledge, which may materially and adversely affect the Assets.

5.16.
Correctness of Representations. No representation or warranty of Seller in this Agreement or any other information furnished by Seller pursuant to this Agreement contains any untrue statement of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations and other information provided by Seller to Buyer shall be true and correct on and as of the Closing Date as though made on that date.

5.17. Intellectual Property. Seller warrants and represents that Seller has not secured a patent, copyright, trademark, or similar perfected interest in and for any Asset. Seller further warrants and represents that Seller has not applied for patent, copyright, trademark or similar protection for any Asset at any time prior to Closing. Notwithstanding the foregoing, Seller warrants and represents that any Asset, whether or not said Asset is later determined to have been patented, trademarked, or copyrighted, is "work made for hire" and belongs solely to Seller. If by operation of law or otherwise, any Asset is not "work made for hire" or if ownership of all right, title and interest in the Asset does not vest exclusively in Seller, Seller warrants that it has irrevocable assignment from any inventor, artist or creator of all right, title and interest to the Asset and ability to require any such author, inventor or creator to execute all documents necessary to affect the transfer of the Asset to Buyer.

6.
BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer warrants, represents, and covenants to Seller that all of the following facts, circumstances, representations, and warranties are, and at all times up to, and including, the Closing will be, true and correct, and hereby acknowledges that such facts, circumstances, representations, and warranties constitute a material part of the basis upon which Seller is induced to enter into and perform Seller's obligations pursuant to this Agreement; each of the following representations, warranties, and covenants contained in this Section (6) shall survive the Closing and any investigation made by or on behalf of Seller.

6.1.
Standing. Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the state of its organization, and is qualified to transact business in the State of California.

6.2.
Authority. Buyer has full legal power and authority to enter into and perform this Agreement. This Agreement has been duly authorized, executed, and delivered by Buyer, and constitutes a legal, valid, and binding obligation of Buyer, enforceable in accordance with the Agreement's terms; no consent of any federal, state, municipal, or other governmental authority is required by Buyer for the execution, delivery or performance of this Agreement by Buyer. No consent of any party to any contract or agreement to which Buyer is a party or by which any of their respective property or assets are subject is required in connection with Buyer's right, power, legal capacity, and authority to enter, execute, deliver, or perform of this Agreement.

6.3.
Voluntary Purchase. Buyer is purchasing the Assets voluntarily based upon Buyer's own judgment and evaluation, and other than Seller's warranties and covenants expressed in this Agreement, Buyer is not relying on any verbal or written representation of Seller or Seller's agents regarding the Assets.

6.4.
Conflict. The execution and delivery of this Agreement will not violate or conflict with, breach, or constitute a default under (or give rise to any right of termination, cancellation, or acceleration under) the terms, conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement, or restriction of any kind to which Buyer is a party or by which Buyer or its properties may otherwise be bound, and will not result in the creation of any lien, security interest, or encumbrance on any of the Assets. The execution and delivery of this Agreement, the consummation by Buyer of the transactions contemplated hereby, nor the compliance with any provisions hereof, will violate any statute, law, rule, regulation, order, judgment, writ, injunction, or decree of any court or governmental authority.

6.5.
Other Pending Proceedings. There are no actions, suits, proceedings, contingent liabilities, arbitrations, or claims now pending, or, to the best of Buyer's knowledge, threatened against Buyer that would affect Buyer's ability to fulfill its obligations under this Agreement.

6.6.
Undisclosed Liabilities. Except as this Agreement may otherwise specifically provide, Buyer is aware of no material liabilities or obligations of any nature, whether fixed, contingent, matured, or unmatured, which would affect Buyer's obligations under this Agreement.

6.7.
Full Disclosure. At the Execution Date, and at all times after, until Closing, Buyer will disclose to Seller all known events, conditions, and facts that materially affect Buyer's obligations under this Agreement. Buyer has not and will not, at the Execution Date, or any time until Closing, withhold disclosure of any events, conditions, or facts of which it may have knowledge, or have had reasonable grounds to know, which may materially and adversely affect Buyer's obligations under this Agreement.

6.8.
Correctness of Representations. No representation or warranty of Buyer in this Agreement or any other information furnished by Buyer pursuant to this Agreement contains any untrue statement of material fact or fails to state any fact necessary in order to make the statements not misleading in any material respect. All statements, representations, Schedules, and other information provided by Buyer to Seller shall be true and correct on and as of the Closing Date as though made on that date.

7.
SELLER'S COVENANTS. Seller, as a material inducement to Buyer to enter into this Agreement, and consummate the transactions contemplated in this Agreement, covenants, promises, and agrees to the following from the Execution Date until Closing Date.

7.1.	Retaining Assets. Seller will not assign, sell, lease or otherwise transfer, dispose of, or encumber any of the Assets.

7.2.
Access and Information. Seller shall promptly provide Buyer with all information concerning the Assets that Buyer may reasonably request, and Buyer and its accountants and other representatives shall have access during normal business hours to all of the Assets and to Seller's books and records.

7.3.
Consents. On or before the Closing Date, Seller, at its expense, shall obtain all necessary consents required to assign Seller's interest in any of the Assets to Buyer as contemplated by this Agreement.

7.4.
Discharge of Liens. All liens, claims, charges, security interests, pledges, assignments, or encumbrances relating to the Assets shall be satisfied, terminated, and discharged by Seller on or prior to the Closing Date, and evidence reasonably satisfactory to Buyer and its counsel of the satisfaction, termination, and discharge shall be delivered to Buyer at or prior to the Closing.

7.5.
Seller Actions. Seller shall not take, or fail to take, any action within its reasonable control that would cause a breach of any representation or warranty of Seller contained in this Agreement, or prevent fulfillment of any conditions set forth in this Agreement.

8.
BUYER'S COVENANTS. Buyer, as a material inducement to Seller to enter into this Agreement, and consummate the transactions contemplated in this Agreement, covenants, promises, and agrees to the following from the Execution Date until Closing Date.

8.1.
Buyer Actions. Buyer shall not take, or fail to take, any action within its reasonable control that would cause a breach of any representation or warranty of Buyer contained in this Agreement, or prevent fulfillment of any conditions set forth in this Agreement.

9.
MUTUAL COVENANTS. Buyer and Seller, as material inducements to each other to enter into this Agreement, and consummate the transactions contemplated in this Agreement, covenant, promise, and agree to the following.

9.1.
Further Assurances Prior to Closing: Seller and Buyer shall, prior to Closing, execute any and all documents and perform any and all acts reasonably necessary, incidental, or appropriate to effect the transactions contemplated by this Agreement.

9.2.
Notification of Changed Circumstances. At any time after the Execution Date and prior to Closing, if either party becomes aware of any fact or circumstance that would materially change a representation or warranty made under this Agreement, the party with knowledge of those facts shall notify the other in writing as soon as possible after the discovery of the changed circumstances.

9.3.
Notification of Certain Matters. Seller and Buyer shall each give prompt notice to the other party of any notice of, or other communication relating to, a default or event which, with notice, lapse of time, or both, would become a default, received by either party subsequent to the Execution Date and prior to the Closing Date, where such a notice could be reasonably expected to have a material adverse effect upon either party. Each party shall give the other prompt notice, without limitation, of:

(a)
Any notice or other communication from a third party alleging that the consent of such third party is or may be required in connection with this Agreement or any other transactions contemplated by this Agreement; or

(b)
Any notice or other communication from any third party alleging and act or thing which could be reasonably expected to have a material adverse effect upon Seller or a material adverse effect upon Buyer.

9.4.
Expenses. Except as expressly set forth in this Agreement, Seller and Buyer shall each bear their respective expenses incurred in connection with this Agreement, including, without limitation, the preparation, execution, and performance of this Agreement and the transactions contemplated hereby; this provision also applies to all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants.

9.5.
Failure to Take Action. Neither Seller nor Buyer will take any action, or fail to take any action, if such action (or failure to act) would reasonably be expected to cause this Agreement, or any of its provisions, to fail.

10.	CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.

10.1.
Buyer's Conditions. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a)	Accuracy of Representations and Warranties. The representations and warranties of Seller set forth in Section 5 shall be true and correct as of the Closing Date;

(b)	Seller's Performance. Seller shall have performed and complied with all of the agreements, covenants, and conditions required of Seller by this Agreement on or before the Closing Date;

(c)
No Pending Proceeding. No action, suit, or proceeding before any court or any governmental body or authority that would in any way affect the Assets or the ability of Seller to consummate the transactions contemplated by this Agreement shall have been instituted or threatened on or before the Closing Date;

(d)	Condition of Assets. The Assets shall be in substantially the same condition on the Closing Date as on the Execution Date, and there shall be no loss or damage to the Assets prior to the Closing;

(e)	Consents. Seller shall have obtained all necessary agreements and consents of any parties required to consummate the transactions contemplated by this Agreement;

(f)
Settlement and Redemption Agreement. Seller shall have executed and consummated the Settlement and Redemption Agreement, as shall have all other parties thereto, in a form substantially equivalent to the Exhibit "A", attached to this agreement and incorporated herein by reference (Settlement and Redemption Agreement).

10.2.
Failure to Satisfy Buyer's Conditions. Any of Buyer's conditions precedent may be waived in whole or in part by Buyer in writing at any time on or before the Closing Date. In the event all Buyer's conditions precedent have not been waived by Buyer or satisfied in full on or before the Closing Date, Buyer may elect to terminate this Agreement as provided in Section 13 of this Agreement.

11.	CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

11.1.
Seller's Conditions. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a)	Deposit. Buyer shall have placed the Deposit in Escrow as provided in Section 4.2 above;

(b)	Accuracy of Representations and Warranties. The representations and warranties of Buyer set forth in Section 6 of this Agreement shall be true and correct as of the Closing Date;

(c)	Buyer's Performance. Buyer shall have performed and complied with all of the agreements, covenants, and conditions required of Buyer by this Agreement on or before the Closing Date;

(d)
No Pending Proceeding. No action, suit, or proceeding before any court or any governmental body or authority that would in any way affect the Assets or the ability of the parties to consummate the transactions contemplated by this Agreement shall have been instituted or threatened on or before the Closing Date;

11.2.
Failure to Satisfy Seller's Conditions. Any of Seller's conditions precedent may be waived in whole or in part by Seller in writing at any time on or before the Closing Date. In the event all Seller's conditions precedent have not been waived by Seller, or satisfied in full on or before the Closing Date, Seller may elect to terminate this Agreement as provided in Section 13.

12.
POST-CLOSING OBLIGATIONS. Buyer and Seller, as material inducements to each other to enter into this Agreement and consummate the transactions contemplated in this Agreement, covenant, promise, and agree to the following, which shall survive the Closing Date:

12.1.
Additional Assurances. Each party agrees to do all acts and things and to make, execute, and deliver such written instruments as shall be reasonably necessary to carry out the terms and provisions of this Agreement.

13.	TERMINATION. This Agreement may be terminated and the Agreement may be abandoned at any time prior to the Closing Date as set forth in this Section (13).

13.1.	Termination. This Agreement may be terminated as follows:

(a)	By the mutual written consent of Buyer and Seller at any time prior to the Closing;

(b)
By Buyer at any time prior to the Closing as expressly provided in this Agreement, or if any condition precedent to Buyer's obligations set forth in Section 10 has not been satisfied in full due to no fault of Buyer or breach by Buyer of this Agreement or previously waived by Seller in writing at or prior to the Closing;

(c)
By Seller at any time prior to the Closing as expressly provided in this Agreement, or if any condition precedent to Seller's obligations set forth in Section 11 has not been satisfied in full due to no fault or breach of this Agreement by Seller or previously waived by Buyer in writing at or prior to the Closing; or

(d)	By either party if the Closing has not occurred due to no fault or breach by the terminating party on or before March 1, 2006.

13.2.
Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of this Section (13), this Agreement shall become void and have no effect, and no party shall have any liability or further obligation to any other party to this Agreement, except that nothing herein shall relieve any party from liability for any breach of this Agreement.

13.3.	Remedies Cumulative. The remedies set forth in this Agreement are cumulative and not exclusive of any other legal or equitable remedy otherwise available to any party.

14.
INDEMNIFICATION. In addition to any other agreements on the part of the parties to indemnify each other as set forth in this Agreement, Buyer and Seller agree to the following indemnification provisions.

14.1.
Seller's Indemnification. Seller shall defend, indemnify and hold Buyer, and Buyer's successors, assigns, and agents, harmless from and against any and all loss, cost, damage, claim, liability, obligation, or expense, including, but not limited to, reasonable attorney fees and costs, in any way arising from or related to the Assets including:

(a)	Seller's ownership or use of the Assets prior to the Closing Date;

(b)	The failure or falsity of any representation or warranty of Seller contained in this Agreement; or

(c)	The failure by Seller to observe or perform any other covenant or agreement to be observed or performed by Seller under this Agreement.

14.2.
Buyer's Indemnification. Buyer shall defend, indemnify and hold Seller, and Seller's successors, assigns, and agents, harmless from and against any and all loss, cost, damage, claim, liability, obligation, or expense, including, but not limited to, reasonable attorney fees and costs, in any way arising from or related to Buyer's ownership or use of the Assets from and after the Closing Date.

14.3.
Notice. If any claim is asserted against an indemnified party that would give rise to a claim of indemnity against the indemnifying party under the provisions of this Section (14), the indemnified party must notify the indemnifying party in writing, within a reasonable time, concerning such claim. Upon receiving such notice, the indemnifying party shall, at no expense to the indemnified party, defend the claim as set forth pursuant to the provisions of this Section (14).

14.4.	Survival of Indemnities. The mutual agreements to indemnify set forth in this Section (14) shall survive the Closing.

15.
ADDITIONAL DOCUMENTS. All parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect of this Agreement's terms. Seller and Buyer, at any time before or after the Closing, shall execute, acknowledge, and deliver any further assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by Buyer or Seller. Seller shall take any other actions consistent with the terms of this Agreement that may be reasonably requested by Buyer for the purposes of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any and all property and assets to be conveyed and transferred to Buyer pursuant to the terms of this Agreement.

16.
CONSTRUCTION OF AGREEMENT. Each party, having reviewed and discussed this Agreement thoroughly, agrees that any question of construction shall not be resolved by any rule of interpretation providing for interpretation against the drafting party, and that any ambiguity shall not be assumed by a court of competent jurisdiction to be construed for or against any specific party to this Agreement.

17.	ARMS'-LENGTH NEGOTIATION. This Agreement is the product of informed negotiations between parties of equal bargaining power, and may involve compromises of the parties' previously stated positions.

17.1.
THE PARTIES WARRANT THAT THEY HAVE READ THIS ENTIRE AGREEMENT, UNDERSTAND ALL OF ITS TERMS AND PROVISIONS, AND HAVE HAD OR WAIVED THE ADVICE OF INDEPENDENT COUNSEL AND SIGNED THE SAME VOLUNTARILY WITH FULL KNOWLEDGE OF ITS LEGAL SIGNIFICANCE AND WITH THE INTENT TO BE FULLY AND LEGALLY BOUND BY ITS TERMS.

18.
WAIVER. No waiver of any provision of this Agreement, or the Schedules hereto, or of any rights or obligations of any party to them, shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance. Any such waiver shall be effective only in the specific instance and for the specific purpose so stated in such a written document. The failure of any party to this Agreement to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement, or the Schedules hereto, shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

19.
SUCCESSORS This Agreement and the Schedules hereto shall be binding upon and inure to the benefit of all successors and assigns of the parties, and likewise extend to all officers, directors, shareholders, agents, employees, and attorneys of each undersigned party.

19.1.
Assignment. The respective rights and obligations of the parties to this Agreement may not be assigned by any party without the prior written consent of the other, which consent may not be unreasonably withheld or delayed.

20.
JURISDICTION AND VENUE. The laws of the State of California shall govern the interpretation and application of this Agreement. In the event that any suit is brought arising out of or in connection with this Agreement, the parties irrevocably consent to the jurisdiction of, and agree that sole venue will lie in, the Superior Court of El Dorado County, California, or the United States Federal Court for the Eastern District of California. The parties further waive any objection to the venue of such a proceeding, and covenant and agree not to challenge the enforceability of this Agreement on that or any other basis.

21.
NOTICE. All notices and communication in connection with this Agreement shall be effective on the earlier of the date when received or on the third day following mailing by certified or registered mail, return receipt requested and delivered to the following addresses:

Seller:  Sierra Precision Services LLC, Attention: Steve Brandon - Managing Member, 20 Industrial Parkway; Carson City, Nevada 89706 USA.

Buyer:  BluePoint Energy, Inc., Attention: Guy Archbold - Chief Executive Officer, 1190 Suncast Lane, Suite 2, El Dorado Hills, California 95762 USA.

22.
INTEGRATION. This Agreement and the Schedules hereto constitute the entire written expression of the agreement between the parties with respect to the subject matter hereof, and supersede all prior discussions, agreements, and understandings, whether written or oral, among the parties with respect hereto. Each party acknowledges that (s)he (it) is not entering into this Agreement on the basis of any representations not contained within this document.

22.1.	Modification. This Agreement may only be modified, amended, or otherwise altered by a written instrument mutually signed by all parties.

23.
SEVERABILITY. If any provision or clause of this Agreement is held unenforceable by a court of competent jurisdiction, such a finding shall not impair the validity or enforceability of this Agreement's remaining provisions.

24.
AUTHORITY. All parties warrant and represent that they are authorized to enter into this Agreement on their own behalf and on behalf of their respective directors, officers, employees, agents, current or former subsidiaries, divisions, affiliates, predecessors-in-interest, successors-in-interest, assigns, and all persons or entities acting through or under any of them, and that they have the legal authority to bind such persons and entities to this Agreement's terms. The parties also represent and warrant that the person whose signature is affixed to this document on behalf of each respective party is authorized to sign this Agreement on behalf of the respective party and has the legal authority to so bind that party.

25.	COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

26.
BREACH. The prevailing party in any action or proceeding to enforce the terms, covenants or conditions of this Agreement, or to confirm or enforce any judgment entered pursuant thereto, or to procure an adjudication or determination of the rights of the parties, shall be entitled to recover and be awarded its reasonable attorney fees and costs incurred in connection with such proceedings or efforts. This shall apply to any arbitration, trial, appeal, bankruptcy, or any other proceeding.

27.
TIME. Time shall be of the essence with respect to the obligations of the parties to this Agreement. Absent express language to the contrary, the term "days" as used in this Agreement shall mean calendar days.

28.
HEADINGS, GENDER, AND PLURALITY. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and the pronouns stated in either the masculine, feminine, or the neuter gender shall include the masculine, the feminine and the neuter.

29.
JOINT REPRESENTATION. Buyer and Seller have requested TOCCHINI & ASSOCIATES PC ("Counsel"), whose attorneys drafted this Agreement, to jointly represent the parties with respect to the drafting of this Agreement. After consultation and full disclosure by Counsel, the parties have executed a written conflict waiver regarding Counsel's joint representation, a copy of which is attached and incorporated herein as Exhibit "E". Notwithstanding the foregoing:

THE PARTIES WARRANT THAT THEY HAVE READ THIS ENTIRE AGREEMENT, UNDERSTAND ALL OF ITS TERMS AND PROVISIONS, AND HAVE HAD OR WAIVED THE ADVICE OF INDEPENDENT COUNSEL AND SIGNED THE SAME VOLUNTARILY WITH FULL KNOWLEDGE OF ITS LEGAL SIGNIFICANCE AND WITH THE INTENT TO BE FULLY AND LEGALLY BOUND BY ITS TERMS.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

SELLER		BUYER

By:	/s/ Steve Brandon	By:	/s/ Guy Archbold
Steve Brandon - Managing Member		Guy Archbold - Chief Executive Officer
Sierra Precision Services LLC		Chapeau, Inc. d/b/a BluePoint Energy, Inc.

SCHEDULE "A"
(Assets)

Sierra Precision Service Asset List.
All Sierra Precision Service computer related hardware and software, including, but not limited to all monitors, operating systems, licenses, programs, data files, code, and accessories are included as part of the asset inventory.

Description	Model Number	Serial Number
Lifting Equipment
JBC Telescoping fork lift	530B HL	530B4584114
Royal 18,000 Riggers Fork Lift	T180B	1088l191
Hov-Air Equipment Mover 8000lb	TR4 896	3102107
Man Lift Cage with fall protection	NA	NA
Multi-ton Electric Lift	SM20-130	0894677u02140
SpanCo Gantry Crain 5 ton	NA	NA
Lift Rite Pallet Jack 8000lb	NA	NA
Crown Electric fork Lift	30500	20 MT
4 Mohawk Lifts Sychronized	Mp184724f	2453
Shuttle Lift 33000 lb travel crane	240799	SL15
SpanCo Jib Crane	2312400	10012121414
Vestil Loading dock leveler	FM 2072	NA

Macnine Shop
Accurpress 250 ton 14 ft press brake	7025014	7481
Accurpress 60 ton 6ft press brake	7606	7482
Accurshear 1/4 x 14ft	625014	4502
Accurpress tooling	N/A	N/A
Amada turret press / Plasma with 6 M controller	Coma 567	67599
Amada Dust collector	4-168	502209
Metalsoft turret software	N/A	N/A
Turret tooling	N/A	N/A
Amada tooling grinder	N/A	N/A
Chevalier surface grinder	FSG 2A618	N/A
Vertical Mill
6" Swing Metal Lathe
Vertical mill and lathe tooling
Hager insertion hardware press	824	8PL 00575
Ingersoll Rand air compressor	SSR EP30SE	JE7804U02204
Ingersoll Rand Air Dryer	TSI 50	DR10013030
Trailer 100 cfm air compressor
Installed Jib Crane 1 ton & electric chain hoist	N/A	N/A
Installed Jib crane 2 ton & electric chain hoist	N/A	N/A
Miller Plasma Cutter Spectrom	701	2 Ea
Amada notcher	CS 220	N/A

Air Compressor	Gardner-Denver
Lors spot welder 75kva	175AP	9772199
Standard spot welder 75kva	AR3-36-75	2383
Hyd mech S20A horiz band saw	S 20A	11087199
Miller CP302 Mig wire feed welder	CP302	LC292526
Miller CP302 Mig wire feed welder	CP302	LC292515
Miller Tig welder	350 LX	348538
Miller Tig welder	Di-Arc 250	JF866798
Miller Delta weld 400 mig wire feed welder	450	JE771980
Welding wire inventory
Air Flow Systems air cleaner	T-140
Portable welding smoke & air vacuum
Welding tables	N/A	N/A
Welding turntable
Rotating welding positioners and fixtures
Gas welding equipment
Tumble deburr barrel	N/A	N/A
Barrel deburr
Burr King belt abrater	760	N/A
Cabinet sand blaster
Lown 60 inch 14ga roller	Model B	N/A
Cat 5000 lb forklift	GP25K	AT17B-85637
Panel Saw	H-5C	N/A
Slip Roller	SR-2024N	205006
Wilton Disc grinder	4400A	12120028
Hypertherm plasma cutter
Hougan magnetic base drill
Misc portable power tools
Misc work tables
Clausing Dual head drill press
Floor drill press
Compaq work stations 3x
E size copier
E size plotter
Ricoh laser network printer
HP 7410 copier / fax
Pallet racking 5 sets 14ft
Cantillever racking 14ft ht
Porta cool blowers 6 ea
Sound meter
1987 Ford 1 ton stake bed truck
Digital scales 6x
Ceiling sound dampening blankets 130 ea
Inventory metal
Inventory fasteners and hardware

Tools and Equipment
Trancell Technology Floor Scale	T1-500	4UW53
Toledo Scale	4182A	7721790.7AC
Ingersol Rand Air Compressor	SSREP15	1x4677u02140
Air Dryer Pneumatech	AD50	0202T136937ST
Pallet Racking 180'	300	7536009
Ridgid Pipe Threader	1224	EB13820F98
Grrenlee Pipe Bender	4"	NA
Eagal Flamabel Liquids Cabnet
Tyrn Pro Horizonal Saw	BS 250	204066
Saw Accessories
Dayton 18" Verticle Ban Saw	4TK02	9901
Edwards Iron Worker 55 Ton	55-4	NA
Wilton Square Wheel Sander	72"	25876
Grove Lock	MOD 10-1007	G1003004
Ridgid Pipe Stands 10 Each
Ridgid Roller Stands 2 each
Miller 450	MD450	Je771980
Miller Matic Welder 250	903603	KK265167
Dayton Drill Press 20"	6W281D	NA
Spraytech Airlless sprayer	SW419	NA
Life Pak Energency Difibulator
Dayton Battery Changers 3 each
Welding Bechnes 3 each	Fabricated
Tool Boxes 5 Each
Pallet Racking 180'	14x9'
Shelving Units 10 each
Lifing Slings Misc
Misc Power tools
Wrok Becnches 8 each
Bebch Vices 4 each
Ridgid 258 Pipe Cutter
Victor Troch Set
Greenlee Hydrolic Hole Punch Set
Pipe Wrenches
Retractabel Air Reels 5 each
Wedling Curtains
Misc Carts
Banding Dispensor
Robinair CFC recovery
Mag Drill
Misc Cutters
Ridgid Pipe Vice 2 each
Goodway Tube Bundle Cleaner	na	na
Insturments Multi Meter, Flow Meter etc.
Miller Spectrum 701	701	kk255962

Offcie and Administrative Equipment
5 Work Stations
Copier/FAX
Conference Furnature
Digital Projector
Break room Equipment Coffee,Refrig,Tablle chairs
Phone system
Computers
Office Suplies On Hand
Laminator
Brady Label Machine and Software
Brady Wire Label Machines 2 each
Included all computers, hard drives, installed files and associated software
Zebra Label Maker Z4M+

Inventory
Steel Skids 6
2 30 to Thermax Chillers	LT 30
Pipe Valve Fittings
Electrical Supplies
Protection Relay Equipment	3410
2 each sound atenuated enclosures		NA
Hardware
Test Cell Cables
Gas Regulators 4 each
SST Hoses 35
Electronics Regulators, Tranducers, Cts
24 Pumps Various Sizes 5 to 40 HP
Heat echangers Alpha Laval 7 each		NA
Engine Related Parts Mixers/Hump Hoses Etc
Generators 140 through 400KW Marathon 16 total
Lithum Bromide Refrigerant 10each 55 Gallon
Expandables Welding Supplies Abrasives Etc
15 Each Generators

SCHEDULE "B"
(Assumed Liabilities)

Buyer shall assume no obligations or liabilities whatsoever pursuant to or as a result of the transactions herein.

SCHEDULE "C"
(Bill of Sale)

For good and valuable consideration, receipt of which is hereby acknowledged, Sierra Precision Systems LLC, a Nevada limited liability company ("Seller") has sold and assigned, and by this Bill of Sale does hereby grant, sell, assign, and transfer to Chapeau, Inc., a Utah corporation doing business as BluePoint Energy, Inc. ("Buyer") all of the following assets related to Seller's business located at 20 Industrial Parkway; Mound House, Nevada 89706-7750 USA:

(a)	All of the equipment, inventories, intangible property, and other assets described on Exhibit "A" attached to this Bill of Sale.

Sellers hereby covenant with and warrant to Buyer that Sellers are the lawful owners and have good and marketable title to all of the items being sold, transferred, and assigned to Buyer, and that Sellers' interest in all of those items is held free and clear of any mortgage, lien, or other encumbrance and is free from the rightful claims of others.

Dated: _____________________, 2006	_____________________________
Steve Brandon - Managing Member
Sierra Precision Services LLC

EXHIBIT "A"
(Settlement and Redemption Agreement)

EXHIBIT "B"
(Promissory Note)

PROMISSORY NOTE
(Fixed Rate, Installment Payments)

$300,000.00	Place:	El Dorado Hills, California
	Date:	January 27, 2006

FOR VALUE RECEIVED, CHAPEAU, INC., a Utah Corporation doing business as BLUEPOINT ENERGY, INC., ("Maker"), hereby promises to pay to SIERRA PRECISION SERVICES LLC, a Nevada limited liability company, ("Holder"), or order, at El Dorado Hills, Cali-fornia, the sum of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00) ("Principal"), plus interest at the rate of zero percent (0.00%) per annum from the date hereof.

1.	PAYMENT. Maker shall pay the Principal to Holder in full by January 28, 2009 ("Maturation Date"). Any unpaid Principal ("Unpaid Principal") at the Maturation Date shall be immediately due and payable.

2.	INTEREST ON UNPAID PRINCIPAL. Unpaid Principal shall bear interest from the Maturation Date until paid at the rate of ten percent (10.00%) per annum.

3.	ACCELERATION. Should Maker breach any condition or covenant of this Note, the whole sum of principal shall, at the election of Holder, become immediately due and payable.

4.
ATTORNEYS' FEES. Whether or not suit is filed, Maker promises to pay all costs and reasonable attorneys' fees, costs of collection, and expenses incurred by Holder in connection with the enforcement or collection of this Note. Maker further agrees to pay all costs of suit, including reasonable attorneys' fees, in any action to enforce payment of this Note or any part of it. In the event any action is taken to interpret or enforce this Note, includ-ing litigation or arbitration, the prevailing party shall be entitled to recover from the non-prevailing party its reasonable expenses and costs, includ-ing reasonable attorneys' fees and post-judgment or post-decision enforcement, collection, and appeal expenses. The term "non-pre-vailing party" shall include a party filing a voluntary dismissal of an action.

5.	SECURITY. This note is secured by (check one or more):

_X _	unsecured;

____
a security interest in all personal property assets of the Maker, including, without limitation, all assets of the Maker's business whether now owned or hereafter acquired, and the proceeds and products therefrom, including, without limitation, cash, accounts receivable, inventory, supplies, furniture, furnishings, fixtures, equipment, vehicles, tools, livestock, and all other tangible and intangible assets pursuant to a Security Agreement of even date executed by Maker in favor of Holder and the filing of a Form UCC-1 Financing Statement with the California Secretary of State; and / or

____	a Deed of Trust of even date describing certain real property owned by Maker commonly known as __________________________.

6.
ADDITIONAL DOCUMENTS. All parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions, which may be necessary or appropriate to give full force and effect to this Note's terms.

7.
CONSTRUCTION. Each party, having reviewed and discussed this Note thoroughly, agrees that any question of construction shall not be resolved by any rule of interpretation providing for interpretation against the drafting party, and that any ambiguity shall not be assumed by a court of competent jurisdiction to be construed for or against any specific party to this Note.

8.
ARMS-LENGTH NEGOTIATION. This Note forms the basis for significant legal rights and obligations of the parties executing it. Each party executing this Note acknowledges by such execution that (s)he (it) has read this Note, been afforded the opportunity to seek legal counsel, and has either obtained separate legal representation or waived her (his) (its) right to do so.

9.
NO WAIVER. No waiver of any provision of this Note, or of any rights or obligations of any party to it, shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance. Any such waiver shall be effective only in the specific instance and for the specific purpose so stated in such a writing. The failure of any party to this Note to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Note shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

10.
SUCCESSORS. This Note shall be binding upon and inure to the benefit of all successors and assigns of the parties, and likewise extends to all officers, directors, shareholders, agents, employees, and attorneys of each undersigned party.

11.
JURISDICTION AND VENUE. The laws of the State of California shall govern the interpretation and application of this Note. In the event that any suit is brought arising out of or in connection with this Note, the parties irrevocably consent to the jurisdiction of, and agree that sole venue will lie in, the Superior Court of El Dorado County, California, or the United States District Court for the Eastern District of California. The parties further waive any objection to the venue of such a proceeding, and covenant and agree not to challenge the enforceability of this Note on that or any other basis.

12.	NOTICES. All notices and communication in connection with this Note shall be mailed or otherwise delivered to the following addresses:

Holder:   Sierra Precision Services LLC, Attention: Steve Brandon - Managing Member, 20 Industrial Parkway; Carson City, Nevada 89706 USA.

Maker:   BluePoint Energy, Inc., Attention: Guy Archbold - Chief Executive Officer, 1190 Suncast Lane, Suite 2, El Dorado Hills, California 95762 USA.

13.
INTEGRATION. This Note constitutes the entire written expression between the parties with respect to the subject matter hereof, and supersedes all prior discussions, agreements, and understandings, whether written or oral, among the parties with respect hereto.

13.1.	Modification. This Note may only be modified, amended, or otherwise altered by a written instrument mutually signed by all parties.

14.
SEVERABILITY. If any provision or clause of this Note is held unenforceable by a court of competent jurisdiction, such a finding shall not impair the validity or enforceability of this Note's remaining provisions.

15.
AUTHORITY. Maker warrants and represents that it is authorized to execute this Note on its own behalf and on behalf of its respective directors, officers, employees, agents, current or former subsidiaries, divisions, affiliates, predecessors-in-interest, successors-in-interest, assigns, and all persons or entities acting through or under any of them, and that they have the legal authority to bind such persons and entities to this Note's terms. Maker also represents and warrants that the person whose signature is affixed to this document on behalf of Maker is authorized to sign this Note on Maker's behalf and has the legal authority to so bind Maker.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date and year first above written.

MAKER:

/s/ Guy A. Archbold
Guy Archbold - Chief Executive Officer
Chapeau, Inc. d/b/a BluePoint Energy, Inc.

ACKNOWLEDGEMENT

STATE OF CALIFORNIA	)
ss.
County of El Dorado	)

On this 30th day of January, 2006, before me the undersigned, a Notary Public duly licensed as such in the State of California, personally appeared Guy Archbold, known or proven to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within and foregoing instrument, and acknowledged to me that (s)he (they) executed the same in her (his) (their) authorized capacity, and that by her (his) (their) signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS, THEREFORE, my hand and official seal on the day and year last above written.

/s/ Okay Onwuli
NOTARY PUBLIC IN AND FOR THE STATE OF CALIFORNIA
Residing at: El Dorado County, California
Printed name: Okay Onwuli
My commission expires: Dec. 22, 2009

EXHIBIT "C"
(Certificate of Good Standing)

EXHIBIT "D"
(Unanimous Consent)

EXHIBIT "E"
(Conflict Waiver)